Exhibit 10.3

EXECUTION  COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of June 23, 2006, and entered into by and among Merisant Company, a Delaware corporation (the “Company”), Merisant Worldwide, Inc., a Delaware corporation (“Holdings”), as a Guarantor, the Subsidiary Grantors (as defined in Section 1 below) party hereto, CREDIT SUISSE, Cayman Islands Branch (“CS”), in its capacity as administrative agent (together with its successors and assigns from time to time, the “First Lien Agent”) for the First Lien Claimholders, and Wells Fargo Bank, National Association (“Wells Fargo”) in its capacity as collateral agent (together with its successors and assigns from time to time, the “Second Lien Collateral Agent”) for the Second Lien Claimholders.  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, Holdings, the Company, the lenders party thereto, CS, as administrative agent and sole arranger, and other agents as therein named have entered into that Credit Agreement, dated as of July 11, 2003, as amended by the First Amendment dated as of July 2, 2004, the Second Amendment dated as of October 20, 2004, the Third Amendment dated as of March 11, 2005, the Limited Waiver and Fourth Amendment dated as of March 29, 2006, and the Fifth Amendment dated as of the date hereof (as may be further amended, restated, supplemented, modified or Refinanced from time to time, the “First Lien Credit Agreement”);

WHEREAS, Holdings, the Company, the lenders party thereto, Credit Suisse Securities (USA) LLC (“CS Securities”), as syndication agent and documentation agent, CS Securities and Jefferies & Company, Inc., as joint-lead arrangers, CS, as administrative agent, and Wells Fargo, as collateral agent and administrative agent, have entered into that Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time, the “Second Lien Credit Agreement”);

WHEREAS, the obligations of the Company, the Subsidiary Grantors and Holdings under the First Lien Credit Agreement and the other First Lien Credit Documents (including obligations under any Hedging Contract (as defined in the First Lien Credit Agreement)) with any Lender or Affiliate of a Lender (each as defined in the First Lien Credit Agreement) will be secured by substantially all the assets of Holdings, the Company, the Subsidiary Grantors and their future Subsidiaries (other than Excluded Foreign Subsidiaries as defined in the First Lien Credit Agreement) pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company, the Subsidiary Grantors and Holdings under the Second Lien Credit Agreement and the other Second Lien Credit Documents will be secured by substantially all the assets of Holdings, the Company, the Subsidiary Grantors and their future Subsidiaries (other than Excluded Foreign Subsidiaries as defined in the Second Lien Credit Agreement) pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, the Second Lien Agent on behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.   Definitions.

1.1   Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  “Control” of a Person means the power, directly or indirectly, (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (or persons performing similar functions) or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"Approved Interest" means (a) the aggregate amount of pre-petition or Post-Petition Interest under the First Lien Credit Agreement pursuant to an agreement of the parties thereto capitalized at a rate per year not to exceed the interest rate allowed to be capitalized under Section 5.3(c) (vii), and (b) without duplication, the aggregate amount of interest on Obligations as defined in the First Lien Credit Agreement required by a final order of a bankruptcy court to be capitalized rather than paid in cash.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting (or required by this Agreement to constitute) both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the preamble.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, that Second Lien Credit Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Exposure” under a First Lien Hedging Contract as of any time means the marked-to-market dollar amount of credit exposure of the First Lien Claimholder that is a party to such First Lien Hedging Contract and fees, expenses and other amounts owed to such First Lien Claimholder pursuant thereto as determined by such First Lien Claimholder and specified in a writing delivered to the First Lien Agent.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means (a) payment in full in cash of the principal of and interest (including interest that constitutes Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness (including all reimbursement obligations in respect of letters of credit) outstanding under the First Lien Credit Documents, (b) payment in full in cash of all other First Lien Obligations (including reimbursement obligations in respect of letters of credit), other than indemnification or reimbursement obligations for which no claim or demand for payment has been made, (c) termination or cash collateralization (in an amount and manner satisfactory to the First Lien Agent) of all letters of credit issued by any First Lien Claimholders pursuant to the First Lien Credit Agreement provided that the amount of required cash collateral shall not exceed 105% of the aggregate undrawn amount of outstanding letters of credit, (d) payment of the Credit Exposure of the First Lien Claimholders under all First Lien Hedging Contracts, and (e) termination of all commitments of the First Lien Claimholders under the First Lien Credit Documents, other than, in the case of each of the preceding clauses (a) through (e), any such payment or termination in connection with a Refinancing that does not extend the First Lien Maturity Date beyond the Loan Maturity Date then in effect under (and as defined in) the Second Lien Credit Agreement.

“First Lien Agent” has the meaning set forth in the preamble hereof.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including the First Lien Lenders, the First Lien Agent, the other agents under the First Lien Credit Agreement and First Lien Lenders’ Affiliates that are parties to the First Lien Hedging Contracts.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted by such Grantor as security for any First Lien Obligations.

“First Lien Collateral Documents” means, collectively, the Security Agreement, all Mortgages and all other Collateral Documents (as each such term is defined in the First Lien Credit Agreement), including any such documents or instruments executed or delivered in connection with a Refinancing.

“First Lien Credit Agreement” has the meaning set forth in the recitals.

“First Lien Credit Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement, including any First Lien Hedging Contracts) and each of the other agreements, documents and instruments delivered at any time in connection with the foregoing, including any documents or instruments executed or delivered in connection with a Refinancing.

“First Lien Hedging Contract” means any Hedging Contract to which the Company or any other Loan Party (as defined in the First Lien Credit Agreement) and a First Lien Lender or an Affiliate of a First Lien Lender are parties.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loans” shall mean Loans as defined in, and made pursuant to, the First Lien Credit Agreement.

“First Lien Maturity Date” shall mean the latest to occur of the Scheduled Termination Date, the Tranche (Euro) A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, each as defined in the First Lien Credit Agreement.

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed (including each Mortgage as defined in the First Lien Credit Agreement).

“First Lien Obligations” means all Obligations under the First Lien Credit Agreement and the other First Lien Credit Documents.  To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid or turned over to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  “First Lien Obligations” shall include all Post-Petition Interest in accordance with the rate specified in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.  To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the First Lien Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”.  Notwithstanding the preceding three sentences, if the sum of

(i)            Indebtedness constituting principal of First Lien Loans (exclusive, for the avoidance of doubt, of Hedging Obligations pursuant to First Lien Hedging Contracts) (“First Lien Principal”) plus

(ii)           the aggregate amount which is undrawn and available under all issued and outstanding letters of credit under the First Lien Credit Documents together with the then aggregate amount of unpaid and outstanding reimbursement obligations related thereto (“First Lien Letter of Credit Obligations”)

is in excess of the Maximum First Lien Principal Amount, then the portion of First Lien Principal and First Lien Letter of Credit Obligations that is in excess of the Maximum First Lien Principal Amount shall not constitute “First Lien Obligations”, and interest and letter of credit reimbursement obligations with respect to First Lien Principal and First Lien Letter of Credit Obligations shall constitute “First Lien Obligations” only to the extent related to First Lien Principal and First Lien Letter of Credit Obligations constituting “First Lien Obligations”.

                                If there is a portion of the Obligations (as defined in the First Lien Credit Agreement) that would have been “First Lien Obligations” but for the exclusion set forth in the preceding sentence of this definition, such portion is herein called the “First Lien Excluded Excess Obligations”.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, grand jury, arbitrator, central bank, bureau, department, commission or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means Holdings, the Company, the Subsidiary Grantors, each of their respective Subsidiaries, and any other Person that may from time to time hereafter grant a Lien to secure First Lien Obligations or Second Lien Obligations.

“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“Hedging Obligation” of Holdings, the Company or any other Loan Party (as defined in the First Lien Credit Agreement) means any obligation of any such Person pursuant to any Hedging Contract.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Maximum First Lien Principal Amount” means $175 million plus the aggregate amount of Approved Interest, minus any permanent reduction or elimination of any commitment under the First Lien Credit Agreement or, without duplication, any permanent repayment of principal of term loans made under the First Lien Credit Agreement (other than repayment of First Lien Loans made with proceeds of loans under the Second Lien Credit Agreement), in each case after the date of this Agreement.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or any other obligations and (d) any Hedging Obligations.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral” means, as the context may require, (a) any Collateral in the possession or control of the First Lien Agent (or its agents), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code, including any deposit account or securities account (as such terms are defined in the UCC) and/or (b) any other Collateral (such as motor vehicles) with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Post-Petition Interest” means all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any Indebtedness or commitment to extend credit, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Requisite Lenders” has the meaning set forth in the First Lien Credit Agreement.

“Second Lien Agent” means the Second Lien Collateral Agent as defined in the preamble hereof.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including the Second Lien Lenders, the Second Lien Agent, and the other agents under the Second Lien Credit Agreement.

“Second Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted by such Grantor as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other Collateral Documents (as each such term is defined in the Second Lien Credit Agreement).

“Second Lien Credit Agreement” has the meaning set forth in the recitals.

“Second Lien Credit Documents” means the Second Lien Credit Agreement and the Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments delivered at any time in connection with the foregoing.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Mortgages” means a collective reference to, if any, each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed (including each Mortgage as defined in the Second Lien Credit Agreement).

“Second Lien Obligations” means all Obligations under the Second Lien Credit Agreement and the other Second Lien Credit Documents.  To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid or turned over to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.  “Second Lien Obligations” shall include all Post-Petition Interest in accordance with the rate specified in the relevant Second Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Standstill Period” has the meaning set forth in Section 3.1(a)(i).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Holdings.

“Subsidiary Grantor” means any Subsidiary that executes a “Subsidiary Guaranty” pursuant to the First Lien Credit Agreement and the Second Lien Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

1.2   Terms Generally.   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.   Lien Priorities.

2.1   Subordination.   Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any applicable law or the Second Lien Credit Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, the Liens securing the First Lien Obligations, or any other circumstance whatsoever, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:  (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Claimholder, the First Lien Agent or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of any Second Lien Claimholder, the Second Lien Agent or any other agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Company, any other Grantor or any other Person; provided that if the First Lien Agent voluntarily agrees to subordinate any Liens on any Collateral securing the First Lien Obligations to any Liens securing obligations owing from the Company, Holdings or the Subsidiary Guarantors to any third party (other than Liens expressly permitted under Sections 6.3(vi) and 6.3(xi) of the First Lien Credit Agreement as in effect on the date of this Agreement (a copy of which is set forth in Schedule 2.1 to this Agreement)), then the provisions of the foregoing clause (b) shall not be construed to effect the subordination of the Liens on the Collateral securing the Second Lien Obligations to such Lien to which the First Lien Agent has subordinated.

2.2   Prohibition on Contesting Claims and Liens.   Each of the Second Lien Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity or enforceability of any First Lien Obligation or any Second Lien Obligation, respectively, or the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, respectively; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent, the Second Lien Agent, any First Lien Claimholder or any Second Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3   No New Liens.   So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any other Grantor or any Subsidiary, the parties hereto agree that no Grantor or Subsidiary shall grant or permit to exist any Liens on any of their respective assets (a) to secure any Second Lien Obligations unless a Lien has been granted on such asset to secure the First Lien Obligations, or (b) to secure any First Lien Obligations unless a Lien has been granted on such asset to secure the Second Lien Obligations (provided, that failure to comply with this Section 2.3 shall not affect the validity or enforceability of any Lien granted to secure any First Lien Obligations).  Without limiting any other rights and remedies available to the First Lien Agent and the First Lien Claimholders hereunder, the parties agree that if any property of the Company, any other Grantor or any Subsidiary is subject to a Lien (including a judgment lien) securing Second Lien Obligations and such property is not subject to a Lien securing the First Lien Obligations, such property shall nevertheless be subject to the provisions of Section 4.2 of this Agreement to the same extent as if it were “Collateral” as defined in and for purposes of this Agreement.

2.4   Similar Liens and Agreements.   The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the First Lien Agent or the Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and

(b)           that the Second Lien Collateral Documents and the Subsidiary Guaranty (as defined in the Second Lien Credit Agreement) shall be substantially in the same forms (except for differences relating to the subordination of the Liens securing the Second Lien Obligations to the Liens securing the First Lien Obligations) as the First Lien Collateral Documents and the Subsidiary Guaranty (as defined in the First Lien Credit Agreement), respectively.

Section 3.   Enforcement.

3.1   Exercise of Remedies.   (a)  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any other Grantor or any other Subsidiary:

(i)            the Second Lien Agent and the Second Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including the exercise of any right under any account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), and will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any First Lien Claimholder or any other exercise by the First Lien Agent or any First Lien Claimholder, of any rights and remedies relating to the First Lien Collateral or otherwise, or object to the forbearance by the First Lien Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First Lien Collateral; provided, however, that if an Event of Default (as defined in the Second Lien Credit Agreement (as in effect on the date hereof)) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2 and 4, commencing 180 days after the receipt by the First Lien Agent of written notice from the Second Lien Agent that such Event of Default has occurred and is existing and that the Second Lien Agent has made written demand to the Company for accelerated payment of the Second Lien Obligations (the “Standstill Period”), the Second Lien Agent may take action to enforce its Liens on the Second Lien Collateral (including the institution of any action or proceeding with respect to its rights or remedies with respect to any Second Lien Collateral) upon 10 days’ prior written notice to the First Lien Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Agent or any Second Lien Claimholder accept, take or receive any proceeds of Collateral or otherwise exercise any rights or remedies with respect to the Collateral if, and the Standstill Period shall be extended to include such period (after the expiration of the 180-day period) during which, the First Lien Agent or First Lien Claimholders shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to all or any material portion of the Collateral (without limiting the generality of the foregoing, including commencement of any action to foreclose its Liens on such Collateral, any action to take possession of such Collateral or commencement of any legal proceedings or actions against or with respect to Collateral) (prompt notice of the initial commencement of such exercise to be given to the Second Lien Agent, provided, that the First Lien Agent shall incur no liability for, and the rights of the First Lien Agent hereunder, its rights in respect of the Collateral, and enforceability of any provision of this Agreement, shall be unaffected by the failure of the First Lien Agent to give any such notice), and provided further that the Standstill Period (x) shall be tolled during any Insolvency or Liquidation Proceeding involving any Grantor and (y) shall be tolled for any period not to exceed 180 days during which there is no Insolvency or Liquidation Period involving any Grantor but due to other circumstances the First Lien Agent believes in good faith that it is prevented by applicable law (including for the avoidance of doubt judicial ruling) from exercising its enforcement rights and remedies against all or any part of the Collateral, provided that in the case of this clause (y) the First Lien Agent is diligently attempting in good faith to obtain relief from such applicable law and is not so prevented by applicable law because of action taken by the First Lien Agent or the First Lien Lenders in violation of applicable law; and

                                                                                                                               (i)      (ii)               the First Lien Agent and the First Lien Claimholders shall, except as otherwise expressly provided in Section 3.1(a)(i), have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and except as limited by Section 5.1(b) below, make determinations regarding the release, disposition, or restrictions with respect to the First Lien Collateral without any consultation with or the consent of the Second Lien Agent or any Second Lien Claimholder, and in exercising rights and remedies with respect to the First Lien Collateral, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of First Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.  Notwithstanding anything to the contrary in clauses (a)(i) or (c) of this Section 3.1, in any Insolvency or Liquidation Proceeding commenced by or against Holdings, the Company or any other Grantor, the Second Lien Agent may (A) file a claim or statement of interest with respect to the Second Lien Obligations, (B) take any action, including (x) filing any necessary responsive or defensive pleadings in opposition to any motion or other pleading made by any Person objecting to or otherwise seeking the disallowance of any claims of the Second Lien Claimholders (other than any affirmative defense or counterclaim in respect of a claim that would not otherwise be permitted to be made under the terms hereof) and (y) voting on any plan of reorganization in accordance with the terms of Section 6.9(c), filing any proof of claim and making any motions permitted under this Agreement with respect to the Collateral, in each case not adverse to the prior Liens on the First Lien Collateral or the rights of the First Lien Agent or the First Lien Claimholders to exercise remedies in respect thereof, in order to preserve or protect its Lien on the Second Lien Collateral and to preserve its rights to share in the proceeds of the Second Lien Collateral in accordance with the terms of this Agreement, and (C) seek relief from the automatic stay to the extent permitted by Section 6.2.

(b)           The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral, either in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral or otherwise, unless and until the Discharge of First Lien Obligations has occurred, except in accordance with Section 3.1(a) of this Agreement.  It is understood and agreed for the avoidance of doubt that any transfer of Collateral pursuant to or in connection with the Second Lien Agent’s exercise of remedies shall be subject to the Liens securing the First Lien Obligations, and any Collateral or proceeds received or recovered by or on behalf of the Second Lien Agent or any Second Lien Claimholder shall be paid over to the First Lien Agent in accordance with Section 4.2.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except in accordance with Section 3.1(a) of this Agreement, the sole right of the Second Lien Agent and the Second Lien Claimholders with respect to the Collateral is the right to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein, and, after the Discharge of the First Lien Obligations has occurred, the right to receive a share of the proceeds thereof, if any, in accordance with the terms of the Second Lien Credit Documents and applicable law.

(c)           Except as expressly provided in Section 3.1(a) of this Agreement, (i) the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

(d)           The Second Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the First Lien Collateral as set forth in this Agreement and the First Lien Credit Documents.

3.2   Cooperation.   Subject to the proviso in clause (i) of Section 3.1(a) of this Agreement, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Claimholders or the First Lien Agent upon the request thereof by the First Lien Agent) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding (including pursuant to any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Credit Document or otherwise.

Section 4.   Payments.

4.1   Application of Proceeds.   So long as the Discharge of First Lien Obligations has not occurred, Collateral and any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies (whether prior to or during the pendency of any Insolvency or Liquidation Proceeding), shall be applied by the First Lien Agent to the First Lien Obligations in accordance with the relevant First Lien Credit Documents.  Upon the Discharge of the First Lien Obligations, the First Lien Agent shall deliver to the Second Lien Agent any Second Lien Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) held by it in the same form as received, without recourse, representation or warranty (other than a representation of the First Lien Agent to the Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such

Second Lien Collateral, assets or proceeds) but with any necessary endorsements, to be applied by the Second Lien Agent to the Second Lien Obligations in accordance with the Second Lien Credit Documents, or as a court of competent jurisdiction may otherwise direct.  The excess, if any, shall be paid to the First Lien Agent for application to the First Lien Excluded Excess Obligations.

4.2   Payments Over.   Until the Discharge of the First Lien Obligations has occurred, any Collateral and proceeds thereof and any other distribution of money or other property, in each case, in respect of Collateral (for the avoidance of doubt, including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3), received by the Second Lien Agent or any Second Lien Claimholders (whether prior to or during the pendency of any Insolvency or Liquidation Proceeding) in connection with the exercise of any right or remedy (including set off) relating to the Collateral or otherwise shall be, subject to Section 4.3 below, segregated and held in trust and immediately paid over to be applied to the First Lien Obligations (including for purposes of cash collateralization of, if any, letters of credit) without recourse, representation or warranty (other than a representation of the Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Collateral, assets or proceeds) to the First Lien Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; and after the Discharge of the First Lien Obligations has occurred, the obligations of the Second Lien Agent and the Second Lien Claimholders set forth in this Section 4.2 to segregate, hold in trust and pay over shall terminate (subject to the provisions of Section 6.5).  The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable.  Notwithstanding the foregoing, the Second Lien Agent and the Second Lien Claimholders shall be entitled to retain and apply to the Second Lien Obligations (a) cash payments received as adequate protection permitted under this Agreement, and (b) payments or other distributions made or provided to the Second Lien Agent or the Second Lien Claimholders under a confirmed plan of reorganization to which the First Lien Claimholders have consented.

4.3   Certain Agreements with respect to Unenforceable Liens.   In addition to the rights and obligations of the First Lien Agent, the Second Lien Agent, the First Lien Claimholders and Second Lien Claimholders set forth herein, in the event that a determination is made in any Insolvency or Liquidation Proceeding or otherwise that any Liens securing First Lien Obligations encumbering any Collateral are not enforceable for any reason, and the Second Lien Agent or the Second Lien Claimholders receive any distribution or recovery with respect to, or allocable to, the value of such Collateral or any proceeds thereof in excess of what they would have received had such determination not been made, such excess shall (for so long as the Discharge of the First Lien Obligations has not occurred) be segregated and held in trust and immediately paid over to be applied to the First Lien Obligations (including for purposes of cash collateralization of, if any, letters of credit) without recourse, representation or warranty (other than a representation of the Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Collateral, assets or proceeds) to the First Lien Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable.

4.4   Liens Received in Bankruptcy.   Lien Agent or any Second Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

Section 5.   Other Agreements.

5.1           Releases   (a)  Subject to Section 5.1(b), if, in connection with:

(i)            the exercise of the First Lien Agent’s remedies in respect of Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

(ii)           (A) any sale, lease, exchange, transfer or other disposition of any Collateral, not involving the exercise of any of the First Lien Agent’s remedies in respect of Collateral referred to in clause (i) above, that is made after an acceleration of the First Lien Obligations, and that is effected by a commercially reasonable sale of which the Second Lien Agent shall have received notice and shall have had an opportunity to participate in the bidding in respect thereof, or (B) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to an Affiliate of  the Borrower or to the First Lien Agent, any First Lien Claimholder or any Affiliate of any of the First Lien Agent or any First Lien Claimholder) not involving the exercise of any of the First Lien Agent’s remedies in respect of Collateral referred to in clause (i) above and not made after the acceleration of the First Lien Obligations, but made after not less than 5 Business Days prior written notice to the Second Lien Agent of such sale, lease, exchange, transfer or other disposition (such notice to be accompanied by a description of the assets that are the subject of the transaction, the purchase price and the identity of the purchaser and a copy of the purchase documentation or term sheet setting forth the terms of the transaction) (in the case of clause (A) and clause (B), each, a “Disposition”), in each case, whether or not permitted by the Second Lien Credit Documents (and whether or not a default or an event of default exists under the Second Lien Credit Documents), the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Subsidiary Grantor from its obligations under its guaranty of the First Lien Obligations, then, the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Subsidiary Grantor under its guaranty of the Second Lien Obligations, if applicable, shall be automatically, unconditionally and simultaneously released, and the Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, shall promptly execute and deliver to the First Lien Agent or such Grantor such termination statements, releases and other documents as the First Lien Agent or such Grantor may request to effectively confirm such release; provided that, if, after giving effect to any such exercise of remedies or Disposition, the Discharge of First Lien Obligations shall have occurred, the Second Lien Agent and the Second Lien Claimholders shall receive (or shall be entitled to receive) any residual cash or cash equivalents remaining that they would have been entitled to receive but for the provisions of this Section 5.1.

(b)           In the event that the sum of (i) the Maximum First Lien Principal Amount plus (ii) the Credit Exposure of the First Lien Claimholders under all First Lien Hedging Contracts (collectively, the “First Lien Exposure”) at any date of determination no longer constitutes at least 15% of the sum of the First Lien Exposure plus the total outstanding principal amount of loans constituting Second Lien Obligations, then any release arising from the events described in clause (ii) of Section 5.1(a) above shall require (unless such Disposition is permitted under the Second Lien Documents) the consent of the Requisite Lenders as defined in the First Lien Credit Agreement and the consent of the Requisite Lenders as defined in the Second Lien Credit Agreement.

(c)           Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Lien

Agent or such holder or in the First Lien Agent’s own name, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  Such appointment is coupled with an interest and is irrevocable.

5.2   Insurance.   (a) Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Agent and the First Lien Claimholders shall have the sole and exclusive right (subject, as between the First Lien Claimholders and the Grantors, to the terms of the First Lien Credit Documents), under the First Lien Credit Documents, to adjust settlement for any insurance policy covering or relating to the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred (subject, as between the First Lien Claimholders and the Grantors, to the terms of the First Lien Credit Documents), all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) relating to the Collateral shall be paid to the First Lien Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents (including for purposes of cash collateralization of, if any, letters of credit and First Lien Hedging Contracts) and thereafter, to the Second Lien Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents, and then to the holder of such policy, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until Discharge of the First Lien Obligations has occurred, if the Second Lien Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any insurance policy relating to the property of the Company and any other Grantor or any Subsidiary or any award or payment pursuant to such policy, it shall segregate such amounts and hold them in trust and forthwith pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2 of this Agreement.  Until the Discharge of First Lien Obligations has occurred, the First Lien Agent is hereby authorized to endorse on behalf of the Second Lien Agent any check or other payment item received in respect of any such insurance or condemnation.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations has occurred.

(b)           In the event a Grantor is permitted, pursuant to the terms of the First Lien Credit Documents, to utilize proceeds of insurance to repair, restore or replace Collateral, such Grantor shall be authorized to do so to the same extent under the Second Lien Credit Documents.

5.3   Amendments to First Lien Credit Documents and Second Lien Credit Documents; Refinancing of First Lien Obligations.   (a)  Without the prior written consent of the First Lien Agent (acting on the direction of or with the consent of the Requisite Lenders), no Second Lien Credit Document may be amended, supplemented, Refinanced or otherwise modified or entered into, to the extent such amendment, supplement, Refinancing or modification, or the terms of any new Second Lien Credit Document, would (i) increase the then outstanding aggregate principal amount of the loans under the Second Lien Credit Agreement, (ii) contravene the provisions of this Agreement, and in the case of a Refinancing, the terms of the documents governing such Refinancing debt shall provide that the holders of any such Refinancing debt agree to be bound by the terms of this Agreement, (iii) provide for dates for payment of principal, interest, premium (if any) or fees which are earlier than such dates under the then-existing Second Lien Credit Agreement, (iv) provide for covenants, representations and warranties, events of default, rights or remedies which are in the aggregate on terms less favorable to the First Lien Claimholders, (v) add or increase any requirement to pay or prepay principal, or otherwise provide for redemption, prepayment or defeasance provisions that are more burdensome on any Grantor than those set forth in the then-existing Second Lien Credit Agreement, (vi) provide for collateral securing Indebtedness thereunder which is more extensive than the collateral provided with respect to the First Lien Credit Agreement, or provide for subsidiary guaranties from subsidiaries that are not required to deliver Subsidiary Guaranties under the First Lien Credit Agreement, unless in each case such collateral or guaranty is also provided to the First Lien Agent, for the benefit of the First Lien Claimholders, or (vii) increase the interest rate on loans under the Second Lien Credit Agreement unless such increase is not more than 6% with no more than 4% of such increase payable in cash, in each case exclusive, for the avoidance of doubt, of any imposition of “default interest” (for avoidance of doubt, this clause (vii) is not intended to restrict increases in interest rate due solely to fluctuations in LIBOR, Eurodollar Rate, Fed Funds Rate, prime rate and similar base rates used in the calculation of interest).

Without limiting the foregoing, it is agreed that any Second Lien Credit Documents executed as a post-closing condition under the Second Lien Credit Agreement, including the documents pertaining to Liens on Capital Stock of Merisant Spain, S.L., shall be substantially similar to the counterpart documents executed in connection with the First Lien Credit Agreement and the First Lien Credit Documents (except for the addition of customary language indicating a second lien or junior lien) or otherwise reasonably satisfactory to the First Lien Agent.

(b)           Each of the Second Lien Agent, Holdings, the Company and the Subsidiary Grantors agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to Wells Fargo Bank, National Association (“WF”), as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by WF in its capacity as collateral agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse, Cayman Islands Branch, as First Lien Agent, WF, as Second Lien Agent, and Merisant Company, a Delaware corporation, Merisant Worldwide, Inc., a Delaware corporation, Merisant US, Inc., a Delaware corporation, Merisant Foreign Holdings I, Inc., a Delaware corporation, and Whole Earth Sweetener Company, LLC, a Delaware limited liability company.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, each of the Second Lien Agent, Holdings, the Company and the Subsidiary Grantors agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Mortgage covering such Collateral.

(c)           Without the prior written consent of the Second Lien Agent (acting on the direction of or with the consent of the Requisite Lenders (as defined in the Second Lien Credit Agreement)), no First Lien Credit Document may be amended, supplemented, Refinanced or otherwise modified or entered into, to the extent such amendment, supplement, modification, or Refinancing, or the terms of any new First Lien Credit Document, would (i) increase the then outstanding aggregate principal amount of the loans under the First Lien Credit Agreement plus any undrawn portion of any commitment under the First Lien Credit Agreement plus the aggregate face amount of any letters of credit issued under the First Lien Credit Agreement to an amount that exceeds the Maximum First Lien Principal Amount, (ii) contravene the provisions of this Agreement, and in the case of a Refinancing, the terms of the documents governing such Refinancing debt shall provide that the holders of any such Refinancing debt agree to be bound by the terms of this Agreement, (iii) provide for dates for payment of principal, interest, premium (if any) or fees which are earlier than such dates under the then-existing First Lien Credit Agreement, or extend the

First Lien Maturity Date beyond the Loan Maturity Date then in effect under (and as defined in) the Second Lien Credit Agreement, (iv) provide for covenants, representations and warranties, events of default, rights or remedies which are in the aggregate on terms less favorable to the Second Lien Claimholders, (v) add or increase any requirement to pay or prepay principal, or otherwise provide for redemption, prepayment or defeasance provisions that are more burdensome on any Grantor than those set forth in the then-existing First Lien Credit Agreement, (vi) provide for collateral securing Indebtedness thereunder which is more extensive than the collateral provided with respect to the Second Lien Credit Agreement, or provide for subsidiary guaranties from subsidiaries that are not required to deliver Subsidiary Guaranties under the Second Lien Credit Agreement, unless in each case such collateral or guaranty is also provided to the Second Lien Agent, for the benefit of the Second Lien Claimholders, or (vii) increase the interest rate on the First Lien Loans unless such increase is not more than 6% with no more than 4% of such increase payable in cash, in each case exclusive, for the avoidance of doubt, of any imposition of “default interest” (for avoidance of doubt, this clause (vii) is not intended to restrict increases in interest rate due solely to fluctuations in LIBOR, Eurodollar Rate, Fed Funds Rate, prime rate and similar base rates used in the calculation of interest).  In the case of a Refinancing of all or any portion of the First Lien Obligations, the Second Lien Agent shall promptly enter into such agreements (including amendments or supplements to this Agreement) as may be reasonably requested by the Company, Holdings, any Grantor or the First Lien Agent, to the extent necessary to provide to the holders of such Refinancing debt and the First Lien Agent the rights specified in this Agreement.

(d)           In the event the First Lien Agent or the First Lien Claimholders and the relevant Grantor(s) enter into any amendment, waiver or consent permitted hereunder in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Agent, the First Lien Claimholders, Holdings, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall, upon prior notice from the First Lien Agent or the Company to the Second Lien Agent or to the Requisite Lenders (as defined in the Second Lien Credit Agreement), apply automatically to any comparable provision of the Second Lien Credit Agreement and the Comparable Second Lien Collateral Document without the consent of the Second Lien Agent or the Second Lien Claimholders and without any action by the Second Lien Agent, Holdings, the Company or any other Grantor; provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement (or is expressly permitted under the terms of the Second Lien Credit Documents) and provided that there is a corresponding release of such Lien securing the First Lien Obligations, (ii) imposing duties on the Second Lien Agent without its consent, (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Credit Documents or Section 6 hereof, (iv) impairing the rights or remedies of the Second Lien Claimholders to a greater extent than the First Lien Claimholders (other than by virtue of the priority of the Liens securing the First Lien Obligations), (v) modifying the terms of lien subordination provided for in this Agreement, or (vi) modifying any term or provision set forth in the Second Lien Credit Agreement unless such term relates solely to issues relating to the scope, grant or perfection of Liens on the Collateral; and (B) the failure of any such notice to be given shall not create any liability on the part of the First Lien Agent or any First Lien Claimholder, or impair or affect the Second Lien Agent’s or any Second Lien Claimholder’s obligations to the First Lien Agent and the First Lien Claimholders, the First Lien Agent’s rights hereunder, the enforceability of this Agreement or any liens created or granted under any First Lien Credit Document, or limit or impair the effectiveness or effect in the First Lien Collateral Documents of any such amendment, waiver or consent.

5.4   Rights As Unsecured Creditors.   (a)  Except as otherwise set forth in this Agreement, the Second Lien Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against Holdings, the Company, the Subsidiary Grantors or any other Grantor that has guaranteed the Second Lien Obligations in accordance with the terms of the Second Lien Credit Documents and applicable law.  Except as otherwise expressly set forth in this Agreement, in the First Lien Credit Agreement (as in effect on the date hereof) or in the Second Lien Credit Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Claimholders of the required payments of interest; provided, however, that such receipt may not be the direct or indirect result of the receipt by any Second Lien Claimholder of Collateral or proceeds of Collateral, or the exercise by the Second Lien Agent or any Second Lien Claimholder of rights or remedies as a secured creditor (including set off or enforcement of any Lien held by any of them), until the Discharge of First Lien Obligations has occurred.

(b)           In the event the Second Lien Agent or any Second Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor or otherwise, such judgment lien shall be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.  In the event the Second Lien Agent or any Second Lien Claimholder becomes a judgment lien creditor in respect of property of the Company, any other Grantor or any Subsidiary and such property is not encumbered by a Lien securing the First Lien Obligations, the provisions of the last sentence of Section 2.3 and of Section 4.2 of this Agreement shall apply thereto.

5.5   Bailee for Perfection.   (a)  The First Lien Agent agrees to hold, maintain control of, or be listed as a secured party on any certificate of title with respect to, the Pledged Collateral that is (x) part of the Collateral in its possession or control or with respect to which it is listed as a secured party (or in the possession or control of an agent or bailee of the First Lien Agent or with respect to which an agent of the First Lien Agent is listed as a secured party), including control of any deposit account or securities account (as such terms are defined in the UCC) pursuant to an agreement to which the First Lien Agent is a party, as agent for the First Lien Claimholders and as bailee for the Second Lien Agent and any assignee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) solely for the purpose of perfecting the security interest granted under the First Lien Credit Documents and the Second Lien Credit Documents, subject to the terms and conditions of this Section 5.5.

(b)           Except to the extent otherwise provided for herein and until the Discharge of First Lien Obligations has occurred, the First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Credit Documents as if the Liens of the Second Lien Agent under the Second Lien Collateral Documents did not exist.  The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Credit Documents.

(c)           The First Lien Agent shall have no duties or obligation whatsoever to the First Lien Claimholders, the Second Lien Agent or any Second Lien Claimholder of any kind, including any obligation to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person, except to hold the Pledged Collateral as bailee in accordance with this Section 5.5, and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the Second Lien Agent and each Second Lien Claimholder waives and releases the First Lien Agent and each of the other First Lien Claimholders from, and hereby indemnifies and agrees to hold harmless the First Lien Agent and each of the other First Lien Claimholders against, all claims and liabilities arising as a result of or in connection with the First Lien Agent’s role as bailee for the Second Lien Agent with respect to the Pledged Collateral.

(d)           The First Lien Agent shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Agent or any Second Lien Claimholder.

(e)           Promptly upon the Discharge of the First Lien Obligations, the First Lien Agent shall deliver and relinquish control of, and authorize its removal as secured party from any certificates of title with respect to, the remaining Pledged Collateral (if any), without recourse, representation or warranty (other than a representation of the First Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged Collateral), together with any necessary endorsements, first, to or upon the direction of the Second Lien Agent to the extent the Second Lien Obligations remain outstanding, and second to the First Lien Lender for application to the First Lien Excluded Excess Obligations and third to the applicable Grantor to the extent no First Lien Obligations, Second Lien Obligations or First Lien Excluded Excess Obligations (as defined in the definition of “First Lien Obligations”) remain outstanding. The First Lien Agent further agrees to take all other action reasonably requested by the Second Lien Agent in connection with the Second Lien Agent obtaining a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct; provided however that the First Lien Agent shall not be required to take any such action requested by the Second Lien Agent that the First Lien Agent in good faith believes exposes it to personal liability for expenses or other amounts unless the First Lien Agent receives an indemnity satisfactory to it from the Second Lien Agent or Second Lien Claimholders with respect to such action.

5.6   Second Lien Claimholders’ Option to Purchase.   (a)  If all of the First Lien Obligations shall have been accelerated (including any automatic acceleration in connection with any Insolvency or Liquidation Proceeding with respect to the Company) or shall remain unpaid immediately following the First Lien Maturity Date, the Second Lien Claimholders shall have the option, upon notice as provided in this Section 5.6, to purchase all, and not less than all, of the First Lien Obligations from the First Lien Claimholders. Such notice from the Second Lien Agent to the First Lien Agent shall be irrevocable.

(b)           The First Lien Agent agrees that it will give prompt notice to the Second Lien Agent in the event of an acceleration of the First Lien Obligations (provided that no notice shall be required if an Insolvency or Liquidation Proceeding has occurred), provided that the First Lien Agent shall incur no liability for failure to give such notice, and that the failure of First Lien Agent to give or to timely give any such notice shall not create any liability on the part of any First Lien Claimholder, or extend the time periods set forth in this Section 5.6. If Second Lien Claimholders choose to exercise the option to purchase pursuant to this Section 5.6, they must irrevocably notify (the “Purchase Option Notice”) the First Lien Agent thereof within fifteen (15) days following the earlier of (i) notice of acceleration of the First Lien Obligations (provided that no notice shall be required if an Insolvency or Liquidation Proceeding has occurred) or (ii) the First Lien Maturity Date. On the date specified by the Second Lien Agent in the Purchase Option Notice (which shall not be more than five (5) Business Days after the receipt by the First Lien Agent of the Purchase Option Notice), subject to extension for an additional five (5) Business Days to the extent necessary to close such purchase and sale, the First Lien Claimholders shall sell to the Second Lien Claimholders exercising such option, and such Second Lien Claimholders shall purchase from the First Lien Claimholders, the First Lien Obligations without any requirement of consent of Holdings, the Company, any other Grantor or any other Person.

(c)           Upon the date of such purchase and sale, the Second Lien Claimholders that have exercised such option shall, pursuant to documentation in form and substance reasonably satisfactory to the First Lien Agent, (i) pay to the First Lien Claimholders as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, reimbursement obligations in respect of, if any, letters of credit, the Credit Exposure under all First Lien Hedging Contracts, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses) at par, (ii)

cash collateralize, if any, all letters of credit outstanding under the First Lien Credit Agreement in an amount reasonably satisfactory to the First Lien Agent but in no event greater than 105% of the aggregate undrawn face amount thereof plus an amount sufficient to prepay letter of credit fees to accrue through the expiration of all such letters of credit, and (iii) agree to reimburse the First Lien Agent and the First Lien Claimholders for any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which the First Lien Agent or any First Lien Claimholder has not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Agent for the ratable account of the First Lien Agent and the First Lien Claimholders in New York, New York, as the First Lien Agent may designate in writing to the Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Claimholders that have exercised such option to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by such Second Lien Claimholders to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time on such Business Day.

(d)           Such purchase shall be expressly made without recourse, representation or warranty of any kind by the First Lien Agent or any First Lien Claimholder as to the First Lien Obligations owed to such Person or otherwise, except that each such Person shall represent and warrant:  (i) the amount of the First Lien Obligations being sold by it, (ii) that such Person has not created any Lien on any First Lien Obligation being sold by it and (iii) that such Person has the right to assign First Lien Obligations being assigned by it and its assignment is duly authorized.

(e)           If the Second Lien Claimholders elect not to exercise their purchase right under this Section 5.6 (or do not so irrevocably provide the Purchase Option Notice within the fifteen (15) day period set forth in Section 5.6(b) above or do not close the purchase within the five (5) Business Day period set forth in Section 5.6(b) (subject to extension as provided in Section 5.6(b) above), unless such failure is due solely to breach by the First Lien Claimholders of this Agreement), the First Lien Agent and the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6.

Section 6.   Insolvency or Liquidation Proceedings.

6.1   Finance Issues; Section 363.   (a) If Holdings, the Company, any other Grantor or any Subsidiary shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) (“Cash Collateral”) on which the First Lien Agent or any other creditor has a Lien, or to permit Holdings, the Company, any other Grantor or any Subsidiary to obtain financing, whether from the First Lien Claimholders or any other entity, under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that (i) it will not and will not join with any other Person to raise any objection to (or to contest or interfere with) such use of Cash Collateral, or any Liens securing same, (ii) it will not and will not join with any other Person to raise any objection to (or to contest or interfere with) such DIP Financing or any Liens securing same so long as the sum (without duplication) of (x) the aggregate commitments under such DIP Financing, plus (y) the aggregate outstanding principal amount of First Lien Loans, plus (z) the aggregate amount which is undrawn and available under all issued and outstanding letters of credit under the First Lien Credit Documents together with the then aggregate amount of unpaid and outstanding reimbursement obligations related thereto, does not exceed (I) the Maximum First Lien Principal Amount plus (II) $20 million (iii) it will not request adequate protection or other relief with respect thereto except provided in Section 6.3 or as expressly agreed by the First Lien Agent (acting on the direction of or with the consent of the Requisite Lenders), (iv) it will subordinate its

Liens to the replacement Liens granted to First Lien Agent securing the use of Cash Collateral (and all obligations relating thereto), and (v) to the extent the Liens securing the First Lien Obligations are subordinate to the Liens securing such DIP Financing then it will subordinate its Liens to the Liens securing such DIP Financing (and all obligations relating thereto); provided that the foregoing shall not prevent the Second Lien Claimholders from objecting to any DIP Financing or use of Cash Collateral that permits the First Lien Claimholders (or any subset thereof) to be granted adequate protection in the form of additional collateral, a replacement lien on collateral, or current cash payment of interest, or current cash payment of professional fees, without the Second Lien Agent, on behalf of itself or any of the Second Lien Claimholders, being granted adequate protection in the form of a Lien on such additional collateral or a replacement lien on collateral that is subordinated to the Liens securing the First Lien Obligations and such DIP Financing or use of Cash Collateral (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, current cash payments of interest and current cash payments of reasonable and documented professional fees, including attorneys fees and financial advisors (provided that the Second Lien Agent and the Second Lien Claimholders shall only seek current cash payments of interest and current cash payments of professional fees to the extent that the First Lien Agent and the First Lien Claimholders have sought or are seeking current cash payments of interest and current cash payments of such fees).

(b)           If Holdings, the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent permits Holdings, the Company or any other Grantor to sell, lease or otherwise dispose of Collateral free and clear of the Liens securing the First Lien Obligations or other claims under Section 363 of the Bankruptcy Code (with such Liens to attach to the proceeds of such sale), then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such sale, lease or other disposition of Collateral. If requested by the First Lien Agent in connection therewith, the Second Lien Agent shall affirmatively consent in writing to such sale, lease or disposition.

6.2   Relief from the Automatic Stay.   Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that neither it nor any Second Lien Claimholder shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral (except, if the First Lien Agent, on behalf of itself and the First Lien Claimholders, seeks relief from the automatic stay to exercise its rights against such Collateral, then the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, may seek limited relief from the automatic stay to preserve its right, subject to Section 4, to receive proceeds of Collateral payable to it and the Second Lien Claimholders under and in accordance with this Agreement), without the prior written consent of the First Lien Agent (acting on the direction of or with the consent of the Requisite Lenders), or (ii) oppose any request by the First Lien Agent or by any First Lien Claimholder for relief from the automatic stay or from any other stay in any Insolvency or Liquidation proceeding in respect of any Collateral.

6.3   Adequate Protection.   The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that neither it nor any Second Lien Claimholder shall contest (or support any other person contesting) (a) any request by the First Lien Agent or the First Lien Claimholders for adequate protection or (b) any objection by the First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection; provided that the foregoing shall not prevent the Second Lien Claimholders from objecting to any use of Cash Collateral or DIP Financing to the extent permitted to do so pursuant to the proviso to Section 6.1(a). In the event the Second Lien Agent or any Second Lien Claimholders seeks or requests adequate protection in respect of Second Lien Obligations it shall seek such adequate protection only in the form of additional collateral, a replacement lien on collateral, current payments of interest and current cash payments of reasonable and documented professional fees, including attorneys and financial advisors, (provided that the Second Lien Agent and the Second Lien Claimholders shall only seek current cash payments of interest and current cash payments of professional fees to the extent that the First Lien Agent and the First Lien Claimholders have sought or are seeking current cash payments of interest and current cash payments of such fees), and if such adequate protection is granted in the form of additional collateral, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations, for any Cash Collateral use and for any such DIP Financing provided by the First Lien Claimholders, and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations, any Cash Collateral use and any such DIP Financing provided by the First Lien Claimholders (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection, on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

6.4   No Waiver.   The First Lien Agent and the First Lien Claimholder shall not be prohibited or in any way limited from objecting in any Insolvency or Liquidation Proceeding or otherwise (except to the extent it is expressly agreed herein that no such objection shall be made) to any action taken by the Second Lien Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Agent or any Second Lien Claimholder of adequate protection or the asserting by the Second Lien Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents.

6.5   Lien Validity; Recovery Issues.   (a) The First Lien Obligations shall continue to be treated as First Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the First Lien Agent and the First Lien Claimholders and the Second Lien Agent and the Second Lien Claimholders even if all or part of the First Lien Obligations or the Liens securing same are subordinated, set aside, avoided, invalidated or disallowed in connection with any Insolvency or Liquidation Proceeding; provided, however, that the Second Lien Claimholders shall be entitled to receive and retain the amounts they would have received and retained if the Liens securing the First Lien Obligations had not been subordinated, set aside, avoided, invalidated or disallowed in connection with such Insolvency or Liquidation Proceeding.

(b)           If the First Lien Agent or any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Holdings, the Company or any other Grantor any amount whether by reason of being declared to be a fraudulent or preferential payment or for any other reason (a “Recovery”), then the First Lien Obligations shall not be deemed paid or satisfied and shall be reinstated to the extent of such Recovery and the First Lien Agent and/or such First Lien Claimholder shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and such First Lien Obligations shall continue in full force and effect as if such amounts subject to such Recovery had not been received by the First Lien Agent or such First Lien Claimholder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by any Second Lien Claimholder after the Discharge of the First Lien Obligations and prior to notice of reinstatement of the First Lien Obligations shall (to the extent such amounts have not already been paid over to the Company or any Grantor or the First Lien Agent), be delivered to the First Lien Agent for the benefit of the First Lien Claimholders in accordance with Section 4.2 upon notice of such reinstatement.

(c)           This Section 6.5 shall survive termination of this Agreement.

6.6   Reorganization Securities.   If, in any Insolvency or Liquidation Proceeding, debt instruments or securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a court-authorized plan of reorganization or similar court-authorized dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt instruments or securities distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt instruments or securities pursuant to such plan and will apply with like effect to the Liens securing such debt instruments or securities.

6.7   Post-Petition Interest.   (a) Neither the Second Lien Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral (it being understood and agreed that such value shall be determined without regard to the existence of the Liens on the Collateral securing Second Lien Obligations).

(b)           Neither the Second Lien Agent nor any Second Lien Claimholder shall be entitled to post-petition interest, fees or expenses except to the extent permitted for the First Lien Agent and the First Lien Claimholders. Subject to the preceding sentence, neither the First Lien Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Lien Claimholders on the Collateral (it being understood and agreed that such value shall be determined taking into account the Liens on the Collateral securing the First Lien Obligations).

6.8   Waiver.   The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application to the claims of any First Lien Claimholder of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9   Separate Grants of Security and Separate Classification.   (a) The Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:

(i)            the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens;

(ii)           because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

(b)           To further effectuate the intent of the parties as provided in Section 6.9(a) hereof, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the

Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed (or is not allowed or allowable) as a claim in any Insolvency or Liquidation Proceeding), before any distribution is made in respect of any secured claims (including claims in respect of the Collateral and secured claims with respect to assets or proceeds subject to Section 2.3(b)) held by Second Lien Claimholders, with the Second Lien Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Agent, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the recovery of the Second Lien Claimholders in respect of such secured claim in respect of the Collateral.

(c)           The First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, shall be entitled to vote as separate classes with respect to any plan of reorganization in connection with any Insolvency or Liquidation Proceeding; provided, however, that the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that neither it nor any Second Lien Claimholder shall take any action or vote in any way which supports any plan of reorganization that is, in the reasonable opinion of the First Lien Agent (acting on the direction of or with the consent of the Requisite Lenders), inconsistent with the terms of this Agreement.

6.10   Expense Claims. Neither the Second Lien Agent nor any Second Lien Claimholder will (a) contest (or join with any third party in doing so) the payment of fees, expenses or other amounts to the First Lien Agent or any other First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement; provided, however that the foregoing shall not limit the right of the Second Lien Agent or any Second Lien Claimholder to contest payment or accrual of interest on First Lien Loans to the extent that such interest exceeds the rates described in Section 5.3(c)(vii),  or (b) assert or enforce, or join with any third party in asserting or enforcing at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

6.11   Effectiveness in Insolvency or Liquidation Proceedings.   This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall, for the avoidance of any doubt, be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to Grantor or any of its subsidiaries shall include such Grantor or such subsidiary, as applicable, as a debtor-in-possession and any receiver or trustee for such Grantor or such subsidiary, as applicable, in any Insolvency or Liquidation Proceeding.

Section 7.   Reliance; Waivers; Etc.

7.1   Reliance.   Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Documents or this Agreement. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

7.2   No Warranties or Liability.   The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that neither the Second Lien Agent nor the Second Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that neither the First Lien Agent nor the First Lien Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. Neither the Second Lien Agent nor the Second Lien Claimholders shall have any duty to the First Lien Agent or any of the First Lien Claimholders, and neither the First Lien Agent nor the First Lien Claimholders shall have any duty to the Second Lien Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Company or any other Grantor (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3   No Effect on Lien Priorities.   (a)  No right of the First Lien Claimholders, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Credit Document, and none of their rights in respect of the Collateral, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Company, any Subsidiary Grantor or any other Grantor or by any noncompliance by the Second Lien Agent, any Second Lien Claimholder, the First Lien Agent, or any First Lien Claimholder, with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the First Lien Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph, the First Lien Claimholders, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second Lien Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Agent or any Second Lien Claimholders (provided, however, that this Section 7.3 shall not be deemed to release the First Lien Agent or the First Lien Claimholders from responsibility for compliance with their covenants set forth in this Agreement) and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the

Second Lien Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            Change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Holdings, the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase (subject to the limitation set forth in the definition of First Lien Obligations) in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of Holdings, the Company or any other Grantor to the First Lien Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any First Lien Obligation or any other liability of Holdings, the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)          exercise or delay in or refrain from exercising any right or remedy against Holdings, the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Holdings, the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Holdings, the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof, and, not in limitation but in furtherance thereof, neither the First Lien Agent nor any First Lien Claimholder shall be required to proceed against Holdings, the Company or any surety or guarantor (including any other Grantor) or against any First Lien Collateral prior to or as a condition of exercising or enforcing its rights or remedies.

(c)           The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Agent may take or permit or omit to take (so long as such actions taken, permitted to be taken or not taken are not in contravention of the terms of this Agreement) with respect to:  (i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Agent have no duty to itself or any Second Lien Claimholder in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise, except to the extent expressly provided in Section 5.5.

(d)           The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(e)           The Second Lien Agent and the Second Lien Claimholders waive any claim or defense which any or all of them may now or hereafter have against the First Lien Agent or the First Lien Claimholders arising out of any and all actions which the First Lien Agent or the First Lien Claimholders take or omit to take (including actions with respect to the creation, perfection or continuation of liens or security interests in any First Lien Collateral, actions with respect to the occurrence of any default or event of default, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon, any First Lien Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from Holdings, the Company, any account debtor, guarantor (including any Subsidiary Grantor) or any other party) with respect to the First Lien Credit Documents; provided however, that this Section shall not be deemed to release the First Lien Agent or the First Lien Claimholders from compliance with this Agreement.

(f)            In the event that all or any part of the First Lien Obligations at any time is secured by any deeds of trust or mortgages or other instruments creating or granting liens on any interest in real property, including the First Lien Mortgages, the Second Lien Agent and the Second Lien Claimholders authorize the First Lien Agent and the First Lien Claimholders, upon the occurrence of and during the continuance of any Event of Default (as defined in the First Lien Credit Agreement), at its or their sole option, without notice or demand and without affecting any obligations of the Second Lien Agent and the Second Lien Claimholders hereunder, the enforceability of this Agreement, or the validity or enforceability of any liens of First Lien Claimholders on any First Lien Collateral, to foreclose any and all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. The Second Lien Agent and the Second Lien Claimholders expressly waive any defenses to the enforcement of this Agreement or any liens created or granted by any First Lien Collateral Document or to the recovery by the First Lien Agent or the First Lien Claimholders against the Company or any guarantor (including any other Grantor) or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Second Lien Agent and the Second Lien Claimholders and may preclude the Second Lien Agent and the Second Lien Claimholders from obtaining reimbursement or contribution from the Company, any guarantor (including other Grantor) or any other Person.

7.4   Obligations Unconditional.   All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders and the Second Lien Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents;

(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings, the Company, any other Grantor or any Subsidiary; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, Holdings, the Company or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Agent or any Second Lien Claimholder in respect of this Agreement.

Section 8.   Miscellaneous.

8.1   Conflicts.   In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control.

8.2   Effectiveness; Continuing Nature of this Agreement; Severability; Notice of Discharge.   (a) This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Agent or any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings, the Company or any other Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Holdings, the Company, any other Grantor or any Subsidiary shall include Holdings, the Company, such other Grantor or such Subsidiary as debtor and debtor in possession and any receiver or trustee for Holdings, the Company, any other Grantor or any Subsidiary (as the case may be) in any Insolvency or Liquidation Proceeding.

(b)           Subject to Section 6.5, this Agreement shall terminate and be of no further force and effect, when both (i) Discharge of First Lien Obligations has occurred, and (ii) no Second Lien Obligations are outstanding.

(c)           Upon the occurrence of the Discharge of First Lien Obligations, the First Lien Agent shall give the Second Lien Agent written notice thereof. Neither the Second Lien Agent nor the Second Lien Claimholders shall be entitled to assume or to act on the assumption that a Discharge of the First Lien Obligations has occurred unless the Second Lien Agent receives such notice from the First Lien Agent or a court of competent jurisdiction so finds.

(d)           The Second Lien Agent shall give notice to the First Lien Agent at such time when no Second Lien Obligations remain outstanding.

(e)           Whenever the First Lien Agent or the Second Lien Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the First Lien Agent or the Second Lien Agent, as applicable, and shall be entitled to make such determination on the basis of the information so furnished. Each of the First Lien Agent and the Second Lien Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction).

8.3   Amendments; Waivers.   No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Agent or the Second Lien Agent shall be deemed to be effective unless the same shall be in writing signed on behalf of the First Lien Agent (acting on the direction of or with the consent of the Requisite Lenders) and the Second Lien Agent or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. No Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly and adversely affected.

8.4   Information Concerning Financial Condition of Holdings, the Company and Their Respective Subsidiaries.   The First Lien Claimholders (but not the First Lien Agent), on the one hand, and the Second Lien Claimholders (but not the Second Lien Agent), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Company, the Subsidiary Grantors and their respective Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Neither the First Lien Agent nor the First Lien Claimholders shall have any duty to advise the Second Lien Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the First Lien Agent or any of the First Lien Claimholders, on the one hand, or the Second Lien Agent or any of the Second Lien Claimholders, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Lien Claimholder, on the one hand, or the First Lien Agent or any of the First Lien Claimholders, on the other hand, it or they shall be under no obligation (w) to make, and such disclosing parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5   Subrogation.   Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Claimholders or Second Lien Agent pay over to the First Lien Agent or First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Agent shall be subrogated to the rights of the First Lien Agent and First Lien Claimholders; provided that, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce any and all such rights of subrogation it may acquire as a result of any payment or distribution hereunder until the Discharge of First Lien Obligations has occurred. Each Grantor acknowledges and agrees that, with respect to the value of any payments or distributions in cash, property or other assets received by the Second Lien Agent or the Second Lien Claimholders and paid over to the First Lien Agent or the First Lien Claimholders pursuant to, and applied in accordance with this Agreement, shall not relieve or reduce any of the obligations owed by such Grantor under the Second Lien Credit Documents.

8.6   Application of Payments.   All payments received by the First Lien Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Claimholders, in their sole discretion, deem appropriate (subject, as among the First Lien Claimholders and as between the First Lien Claimholders and the Grantors, to the terms of the First Lien Credit Documents). The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor, in each case to the extent not prohibited hereunder.

8.7   SUBMISSION TO JURISDICTION; WAIVERS.   (a)  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE FIRST LIEN AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUCH PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. EACH PARTY HERETO ALSO AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8 AND AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OTHER PARTY HERETO IN CONNECTION THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO IN ENTERING INTO THIS AGREEMENT.

8.8   Notices.   All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement may be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile or electronic transmission, or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile or electronic transmission or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9   Further Assurances.   Each of the First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Upon request made by the Second Lien Agent, the First Lien Agent, on behalf of the First Lien Claimholders, shall execute and deliver all consents and documents and conduct all such acts as may be necessary or advisable under the laws and common market practices of Spain for the Second Lien Agent and the Second Lien Claimholders to have a perfected second-lien security interest in Merisant Spain, S.L. according to the terms of the Second Lien Loan Documents.

8.10   APPLICABLE LAW.   THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

8.11   Binding on Successors and Assigns; Joinder.   This Agreement shall be binding upon the Grantors, the First Lien Agent, the Second Lien Agent, the Second Lien Claimholders and their respective successors and assigns. The provisions of Section 2.2 and Section 5.6 of this Agreement shall be binding on all First Lien Claimholders that consent to this Agreement, and their respective successors and assigns, and, to the extent permitted by applicable law and by the applicable provisions of the First Lien Credit Agreement, binding on all other First Lien Claimholders and their respective successors and assigns. All other provisions of this Agreement shall be binding upon all First Lien Claimholders and their respective successors and assigns.

8.12   Specific Performance.   Each of the First Lien Agent and the Second Lien Agent may demand specific performance of this Agreement. The First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent or the Second Lien Agent, as the case may be.

8.13   Headings.   Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14   Counterparts.   This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15   Authorization.   By its signature, the First Lien Agent represents and warrants to the other parties hereto that it has been directed by the Requisite Lenders to enter into this Agreement. The Second Lien Agent represents and warrants to the other parties hereto that it has been directed by the Second Lien Lenders to enter into this Agreement.

8.16   No Third Party Beneficiaries; Effect of Agreement.   (a) This Agreement and the rights and benefits hereof shall be binding on each of the parties hereto and its respective successors and assigns and shall inure to the benefit of the First Lien Agent and each of the First Lien Claimholders and the Second Lien Agent and each of the Second Lien Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Agent and the First Lien Claimholders on the one hand and the Second Lien Agent and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof.

(b)           Nothing in this Agreement is intended to or shall impair, as between each Grantor and the First Lien Agent and the First Lien Claimholders, or as between each Grantor and the Second Lien Agent and the Second Lien Claimholders, the obligations of such Grantor to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Agent:

CREDIT SUISSE, Cayman Islands Branch, in its capacity as First Lien Agent

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Director

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Director

Address:
One Madison Avenue
New York, NY 10010
Attention: Jennifer Goh
Telecopier: 212-538-9884
Telephone: 212-538-9860
email:jennifer.goh@credit-suisse.com

[This is a Signature Page to the
Intercreditor Agreement]

Second Lien Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Second Lien Agent

By:	/s/ Jeffery Rose
	Name:	Jeffery Rose
	Title:	Vice President

Address:
MAC N9303-120
Sixth Street & Marquette Avenue-120
Minneapolis, MN 55479
Attention: Merisant Agency Administrator
Telecopier: 612-667-9825
Attn: Jeffery Rose
email: Jeffery.T.Rose@wellsfargo.com

[This is a Signature Page to the
Intercreditor Agreement]

Each of Holdings, the Company and the Subsidiary Grantors (i) consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the First Lien Credit Documents and under the Second Lien Credit Documents will in no way be diminished or otherwise affected by such provisions or arrangements,  (ii) agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any First Lien Collateral Document or any Second Lien Collateral Document shall either be a Grantor hereunder or shall confirm that it is a Grantor hereunder pursuant to a joinder (in form and substance reasonably satisfactory to each of the First Lien Agent and the Second Lien Agent) to this Agreement that is executed and delivered by such Subsidiary prior to or concurrent with its execution and delivery of such First Lien Collateral Document or such Second Lien Collateral Document, and (iii) authorizes the First Lien Agent and the First Lien Claimholders to provide to the Second Lien Agent and the Second Lien Claimholders, and authorizes the Second Lien Agent and the Second Lien Claimholders to provide to the First Lien Agent and the First Lien Claimholders, the notices and other information required or authorized to be given pursuant to this Agreement.

The Company:

MERISANT COMPANY

By:	/s/ Anthony J. Nocchiero
	Name:	Anthony J. Nocchiero
	Title:	Chief Financial Officer

Holdings:

MERISANT WORLDWIDE, INC.

By:	/s/ Anthony J. Nocchiero
	Name:	Anthony J. Nocchiero
	Title:	Chief Financial Officer

Subsidiary Grantors:

MERISANT US, INC.

By:	/s/ Jonathan W. Cole
	Name:	Jonathan W. Cole
	Title:	General Counsel

[This is a Signature Page to the
Intercreditor Agreement]

MERISANT FOREIGN HOLDINGS I, INC.

By:	/s/ Jonathan W. Cole
	Name:	Jonathan W. Cole
	Title:	General Counsel

WHOLE EARTH SWEETENER COMPANY LLC

By:	/s/ Jonathan W. Cole
	Name:	Jonathan W. Cole
	Title:	General Counsel

[This is a Signature Page to the
Intercreditor Agreement]

SCHEDULE 2.1
(Copy of Section 6.3(vi) and (xi) of the First Lien Credit Agreement
as in effect on the date hereof — Certain Permitted Liens)

(vi)          Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 6.2(v) [of the First Lien Credit Agreement] to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured thereby is not increased after its initial occurrence;

(xi)           Liens that (v) secure Indebtedness permitted under Section 6.2(xiii) [of the First Lien Credit Agreement] in connection with an acquisition pursuant to an Investment permitted under Section 6.8(x) [of the First Lien Credit Agreement] so long as such Liens (w) existed prior to such acquisition, (x) encumber specific fixed assets acquired by the Borrower or any Subsidiary of the Borrower, or owned by a Person that becomes a Wholly Owned Subsidiary, pursuant to such acquisition, (y) were not created in contemplation of such acquisition and (z) do not encumber any property or assets other than such specific fixed assets and improvements on or proceeds of such specific fixed assets;